EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                       ILLINOIS CENTRAL RAILROAD COMPANY



            As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 19, 1996 on the consolidated financial statements of CCP Holdings, Inc. and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 incorporated by reference in Illinois Central Railroad Company's Current Reports on Form 8-K dated May 15, 1996 (as amended by Amendment No. 1 thereto).



                                                       /s/ Arthur Andersen LLP
                                                       -----------------------
                                                           Arthur Andersen LLP


Chicago, Illinois
December 26, 1996